UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    April 3, 2006
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                         TUMBLEWEED COMMUNICATIONS CORP.

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             (Exact name of registrant as specified in its charter)

      Delaware                 000-26223                94-3336053
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   (State or other       (Commission File Number)    (IRS Employer I
   jurisdiction of                                   Identification No.)
    incorporation)


           700 Saginaw Drive, Redwood City, California             94063
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            (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code         (650) 216-2000
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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1.01     Entry into a Material Definitive Agreement.

     On April 3, 2006 Tumbleweed Communications Corp. ("Tumbleweed") announced the appointment of Daniel G. Greenberg as Tumbleweed's Chief Marketing Officer.

     According to the terms of the offer letter, Mr. Greenberg is entitled to a base salary of $250,000 on an annualized basis and will be eligible for a quarterly performance bonus with an annual target amount equivalent to 50% of Mr. Greenberg's base salary. The actual bonus payout will be based upon achievement of mutually agreed upon performance objectives and generally will be weighted so that fifty percent of the target amount is based on Tumbleweed's financial performance and fifty percent based on the achievement of specific marketing objectives. Additionally, Mr. Greenberg will be granted stock options to purchase 500,000 shares of Tumbleweed common stock vesting ratably over a period of four years at a rate equal to 1/48th per month.

     The offer letter also provides that if Mr. Greenberg is terminated from his position as Chief Marketing Officer for any reason other than "cause" (as defined therein), death or disability, or Mr. Greenberg terminates his employment as Chief Marketing Officer following a "constructive termination" (as defined therein), then, subject to a release of claims by Mr. Greenberg in a form reasonably satisfactory to Tumbleweed, he will be entitled to: (i) continuation of his then-current base salary for nine months; (ii) continued vesting of his then-outstanding stock options for nine months; and (iii) continuation of his health benefits for nine months. Further, if a "change of ownership control" (as defined therein) occurs during Mr. Greenberg's tenure as Chief Marketing Officer, and within six months thereafter either Mr. Greenberg's employment is terminated other than for "cause" or a "constructive termination" (as defined therein) occurs, then, subject to a release of claims by Mr. Greenberg in a form reasonably satisfactory to Tumbleweed, 100% of Mr. Greenberg's then-outstanding stock options will accelerate and vest immediately. Mr. Greenberg is also eligible to participate in Tumbleweed's standard benefits program including medical, dental and vision insurance, life and disability insurance, and participation in a 401(k) Plan.

     The foregoing is a summary description of terms of the offer letter and is qualified entirely by the text of the offer letter, a copy of which will be filed as an exhibit to Tumbleweed's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and incorporated herein by reference.



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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            TUMBLEWEED COMMUNICATIONS CORP.



                                            By: /s/ James J. MacDonald
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                                            Name:  James J. MacDonald
                                            Title:  Assistant Secretary


Date: April 4, 2006